Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44362) of DuPont Flooring Systems, Inc. and DuPont Residential Flooring Systems, Inc. of our report dated June 20, 2003 relating to the financial statements and financial statement schedule of the DuPont Flooring Systems, Inc. 401(k) Plan and DuPont Residential Flooring Systems, Inc. 401(k) Plan, which appears in this Form 11-K.

/S/:    PRICEWATERHOUSECOOPERs LLP

Hartford, Connecticut

June 23, 2003